                                                                      Exhibit 11

                       OURPET'S COMPANY AND SUBSIDIARIES

               STATEMENT OF COMPUTATION OF NET (LOSS) PER SHARE

         For the three months ended March 31, 2001 and March 31, 2000

                                                                                  2001            2000
                                                                              ----------------------------
Income (loss) from continuing operations                                      $    (76,242)   $     94,342

Preferred Stock dividend requirements                                               24,658          24,863
                                                                              ----------------------------

Loss from continuing operations attributable to common stockholders           $   (100,900)   $     69,479
                                                                              ============================

Weighted average number of common shares outstanding                            10,644,687      10,341,940
                                                                              ============================

Loss per common share from continuing operations                              $      (0.01)   $       0.01
                                                                              ============================

Loss from operations of discontinued subsidiary                               $         --    $    (58,535)
                                                                              ============================

Loss per common share from operations of discontinued subsidiary              $         --    $      (0.01)
                                                                              ============================

Loss on disposition of discontinued subsidiary                                $         --    $   (121,377)
                                                                              ============================

Loss per common share from disposition of discontinued subsidiary             $         --    $      (0.01)
                                                                              ============================

Net loss                                                                      $    (76,242)   $    (85,570)

Preferred Stock dividend requirements                                               24,658          24,863
                                                                              ----------------------------

Net loss attributable to common stockholders                                  $   (100,900)   $   (110,433)
                                                                              ============================

Net loss per common share                                                     $      (0.01)   $      (0.01)
                                                                              ============================